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                                 EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT AUDITORS'

We have issued our report dated February 3, 2000 accompanying the financial statements of The Glen Rock State Bank appearing in the 1999 Annual Report to shareholders which is incorporated in the Registration Statement Form S-4. We consent to the incorporation by reference in the Registration Statement
Form S-4 of the aforementioned report and to the use of our name as it appears under the caption "Experts."


STAMBAUGH NESS, P.C.


York, Pennsylvania
January 22, 2001